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EXHIBIT 5.1

November 29, 2017
Cesca Therapeutics Inc. 2711 Citrus Road Rancho Cordova, CA 95742

Ladies and Gentlemen:

We have acted as securities counsel to Cesca Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated November 29, 2017 (the “Prospectus Supplement”), to the prospectus dated August 1, 2016 (the “Base Prospectus”), included as part of a Registration Statement on Form S-3, Registration No. 333-212314 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of 900,000 shares (the “Shares”) of the Company's Common Stock, $0.001 par value per share. Such Shares are being issued and sold pursuant to the Placement Agency Agreement, dated as of November 29, 2017 (the “Placement Agency Agreement”), between the Company and Dawson James Securities, Inc.

For purposes of this opinion, we have examined the Company’s certificate of incorporation and bylaws, both as currently in effect, certain resolutions of the Board of Directors and a pricing committee of the Board of Directors of the Company relating to the sale of the Shares, the Placement Agency Agreement, the Base Prospectus, the Prospectus Supplement, the Registration Statement and such other documents as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied, without independent verification, upon certificates of officers of the Company and of public officials. We have assumed that any certificates representing the Shares conform to the form of common stock certificate included as Exhibit 4.1 to the Registration Statement.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance and sale of the Shares pursuant to the Placement Agency Agreement have been duly authorized by the Company, and such Shares when issued and sold in accordance with the Placement Agency Agreement and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Cesca Therapeutics Inc.

November 29, 2017

We render no opinion as to the effect of the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (and its incorporation by reference into the Registration Statement) and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Foley & Lardner LLP